UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2009

BRUNSWICK CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01043	36-0848180
(Commission File Number)	(IRS Employer Identification No.)

1 N. Field Court, Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

(847) 735-4700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 29, 2009, Brunswick Corporation (the “Company”) entered into the Business Financing Agreement (the “Agreement”) with GE Commercial Distribution Finance Corporation (“GECDF”). The Agreement, an asset based lending facility that totals $100 million, replaces the existing accounts receivable sale program the Company had with Brunswick Acceptance Company, LLC (“BAC”), the financing joint venture between Brunswick Financial Services Corporation, a Brunswick subsidiary, and CDF Ventures, LLC, a subsidiary of GE Capital Corporation. The Agreement is secured by the domestic accounts receivable of Mercury Marine, a division of the Company, which were previously sold to BAC under the receivables sale program.

The Agreement includes provisions, among other things, that:

•	increase the size of the facility to $120 million from May to August to accommodate seasonal increases in accounts receivable balances;

•	subject borrowings under the Agreement to a borrowing base, consisting of Mercury Marine domestic receivables, adjusted for eligibility requirements, with an 85% advance rate;

•

include an over-advance feature that allows for borrowings of up to $21.5 million in excess of the borrowing base, which over-advance amount will decline over twelve months on a straight line basis beginning in December 2009;

•

limit borrowings under the Agreement to the lesser of either the total amount of the facility, including seasonal increases, or the total Mercury Marine receivables, excluding certain accounts, pledged as collateral against the Agreement;

•	establish a borrowing rate, set at the beginning of each month, equal to the one-month LIBOR rate plus 4.25%, provided, however, that the one-month LIBOR rate shall not be less than 1.0%;

•

establish a financial covenant (the “Financial Covenant”), which corresponds to the minimum fixed charge covenant included in the BAC joint venture agreement with GECDF and the Company’s revolving credit facility, that is triggered only when the Company’s available, unused borrowing capacity under the revolving credit facility falls below $60 million; and

•

set the term of the ABL facility to expire concurrently with the termination of the financing joint venture agreement; by the Company upon 90 days notice; or by GECDF upon the Company’s default under the Agreement, including failure to comply with the Financial Covenant.

The description of the Agreement in this Current Report on Form 8-K is qualified in its entirety by the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

The news release announcing this matter is furnished as Exhibit 99.1 and incorporated by reference herein. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as

amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description of Exhibit
10.1	Business Financing Agreement between GE Commercial Distribution Finance Corporation and Brunswick Corporation dated May 29, 2009.

99.1	News Release of the Company issued on June 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRUNSWICK CORPORATION

By:	/s/ PETER B. HAMILTON
Name:	Peter B. Hamilton
Title:	Senior Vice President and Chief Financial Officer

Date: June 4, 2009

EXHIBIT INDEX: Description of Exhibit

10.1	Business Financing Agreement between GE Commercial Distribution Finance Corporation and Brunswick Corporation dated May 29, 2009.

99.1	News Release of the Company issued on June 4, 2009.